ARTICLES OF INCORPORATION

                                       OF

                            SNAK-N-POP VENDING, INC.



                                       I.
                                      NAME

         The name of the corporation shall be Snak-N-Pop, Vending, Inc.

                                       II.
                                    DURATION

               The duration of the corporation shall be perpetual.

                                      III.
                                    PURPOSES

     The purposes for which the corporation is initially organized is the transaction of any and all lawful business for which a corporation may be incorporated under the laws of the State of Florida.

                                       IV.
                                 SHARES OF STOCK

     The corporation shall have authority to issue one hundred (100) shares of common stock having a par value of one dollar ($1.00).


                                       V.
                                PRINCIPAL OFFICE

          The address of the corporation's initial principal office is:

                         21466 Highland Lakes Boulevard
                        North Miami Beach, Florida 33179


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                                       VI.
                                    DIRECTORS

     The corporation shall have one (1) director initially. The number of directors may be increased from time to time by the by-laws but shall never be less than ONE. The names and addresses of the initial directors of the corporation are:

                     Martin Brodsky, President and Director
                         21466 Highland Lakes Boulevard
                        North Miami Beach, Florida 33179

                         Sharon Brodsky, Vice President
                         21466 Highland Lakes Boulevard
                        North Miami Beach, Florida 33179

                            Keith Brodsky, Secretary
                         21455 Highland Lakes Boulevard
                        North Miami Beach, Florida 33179

                             Seth Brodsky, Treasurer
                         21499 Highland Lakes Boulevard
                        North Miami Beach, Florida 33119

                                      VII.
                                  INCORPORATORS

 The name and address of the person signing these Articles of Incorporation is:

                                 Martin Brodsky
                         21466 Highland Lakes Boulevard
                        North Miami Beach, Florida 33119

                                      VIII.
                                REGISTERED AGENT

                    Pursuant  to  the  provision  of  Section  48.091,   Florida
               Statutes, the following is the designation of the Registered Agent on whom service of process may be made:

                              GARRY J. ALHALEL, ESQ
                         INGRAHAM BUILIDING, SUITE 1045
                               25 S.E. 2nd AVENUE
                              MIAMI, FLORIDA 33131


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     IN  WITNESS  WHEREOF,  the  undersigned  incorporator  has  executed  these
Articles of Incorporation this 19th day of May, 1995.


                                        /s/ Martin Brodsky
                                        ----------------------------------------
                                        Martin Brodsky


 STATE OF FLORIDA      }
 COUNTY OF DADE        }  SS.

     Before me the undersigned authority personally appeared MARTIN BRODSKY, who having been duly sworn upon oath deposes and says that he/she executed the foregoing Articles of Incorporation for the uses and purposes therein expressed.

     WITNESS my hand and official seal in the State and County aforesaid this 19th day of May, 1995.


                                        /s/
                                        ----------------------------------------
                                        Notary Public




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